UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2008

PAY88, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51793 (Commission File Number)	20-3136572 (IRS Employer Identification No.)

1053 North Barnstead Road
Barnstead, NH 03225
(Address of Principal Executive Offices, Zip Code)

(603) 776-6044
(Registrant's Telephone Number, Including Area Code)

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events

On October 7, 2008, Pay88, Inc., a Nevada corporation (the “Registrant”), entered into a letter agreement with Chongqing Aomei Advertising Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Aomei”), pursuant to which the Registrant intends to acquire from Aomei certain assets, including, intellectual property rights, advertising and operating rights and client groups, in consideration for the issuance of a certain number of shares of the Registrant’s common stock to be mutually agreed upon after the Registrant has completed its due diligence investigation of Aomei and its assets (the “Letter Agreement”).

Aomei agreed that it will not, directly or indirectly, solicit any offers or enter into a business combination or enter into any discussions with any other party for the assets contemplated by the Letter Agreement. The closing of the transaction contemplated by the Letter Agreement will occur after, among others, the parties have conducted their due diligence investigation and the delivery of audited financial statements of Aomei.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is attached hereto as Exhibit 10.9.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

 Exhibit No.            Description

Exhibit No.	Description

10.9	Letter Agreement dated October 7, 2008 by and between Pay88, Inc. and Chongqing Aomei Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY88, INC.

By: /s/ Guo Fan
Name: Guo Fan
Title: President and Chief Executive Officer

Date: October 14, 2008